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                                                                    EXHIBIT 10.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      This Amendment No. 1 to Employment Agreement (this "Amendment") is made and entered into as of January 1, 2004, by and between Werner Co., a Pennsylvania corporation (the "Company"), and Steven R. Bentson ("Executive").

      WHEREAS, the Company and Executive desire to enter into this Amendment to certain terms of the Employment Agreement dated as of July 9, 2001 (the "Agreement").

      NOW THEREFORE, the Company and Executive agree as follows:

      1.    PLACE AND TERM OF EMPLOYMENT

      Section 2(b) of the Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

            (b) Subject to Section 6 hereunder, the term of this Agreement shall be through December 31, 2006. This Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter unless either party gives notice otherwise within 12 months, but not less than 6 months prior to an expiration. One (1) year prior to expiration the Company and Executive shall meet and have dialogue regarding this agreement.

      Section 2(c) of the Agreement shall be deleted in its entirety.

      2.    TERMINATION OF EMPLOYMENT

      Section 6.3 of the Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

            6.3 Not For Cause or For Good Reason. If (i) Executive's employment is terminated by the Company for a reason other than Cause, Executive's death or

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      Executive's Permanent Disability, or (ii) Executive terminates his employment for Good Reason (as hereinafter defined), the Company's obligation to compensate Executive shall in all respects cease as of the date of such termination, except (a) for Standard Termination Payments,
      (b) that the Company will pay to Executive an amount equal to the sum of
      (1) twelve (12) month's of the Executives base salary in effect at the time of such termination to be paid in a lump sum or in twelve (12) equal monthly payments over the next twelve (12) months, as elected by Executive, and (2) the bonus that the Executive received (or earned but did not receive) for the fiscal year immediately preceding the fiscal year in which his employment terminated, and (c) that the Company will, for a period of twelve (12) months following said date of termination, provide Executive with retirement benefits and welfare (including any life insurance, hospitalization, medical and disability) benefits, substantially similar to those provided to Executive as of the date of termination, provided that such welfare benefits shall be discontinued to the extent Executive receives similar benefits from subsequent employment. For purposes of this Agreement, "Good Reason" shall mean (1) a reduction by the Company in the Executive's bonus opportunities or, except as specifically provided herein, base salary as in effect on the Effective Date or as the same may be increased from time to time; (2) unless the members of the Board appointed pursuant to Section 4(iii) of the Shareholder Agreement dated as of the date hereof agree to such reduction or other action, any material reduction in the level of benefits (including participation in any bonus plan) to which the Executive is entitled under one or more employee benefit plans on the Effective Date, or the taking of any action by the Company which would adversely affect the Executive's accrued benefits under any such employee

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      benefit plans or deprive the Executive of any material fringe benefit enjoyed by the Executive on the Effective Date; (3) a demand by the Company to the Executive to relocate to any place that exceeds a fifty
      (50) mile radius beyond the location at which the Executive performed the Executive's duties on the Effective Date; or (4) any material breach by the Company of any provision of this Agreement.

      3.    REMAINING PROVISIONS.

      All provisions of the Agreement not otherwise amended by this Amendment shall remain in full force and effect.

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                    WERNER CO., a Pennsylvania
                                    Corporation

                                    By:/s/ DENNIS G. HEINER
                                       ----------------------
                                    Name: Dennis G. Heiner
                                    Title: President and CEO

                                    EXECUTIVE

                                    /s/ STEVEN R. BENTSON
                                    -------------------------
                                    Steven R. Bentson